Exhibit 8.1
PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into this ___ day of                     , 2008 (the “Agreement”) by and among Federal Life Insurance Company (Mutual), an insurance company organized under the laws of the State of Illinois (the “Company”), on behalf of itself and Federal Life Variable Annuity Account - A, a separate account established by the Company (the “Account”); Federal Life Trust, a statutory business trust organized under the laws of the State of Delaware (the “Trust”); FLC Investment Management Company, LLC, a limited liability company organized under the laws of the State of Illinois and investment adviser to the Trust (the “Adviser”); and FED Mutual Financial Services, Inc., a corporation organized under the laws of the State of Illinois and principal underwriter/distributor of the Trust (the “Distributor”).
WHEREAS, the Company, as depositor, has established the Account to serve as an investment vehicle for certain individual variable deferred annuity contracts offered by the Company (the “Contracts”); and
WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Illinois, to set aside and invest assets attributable to the Contracts; and
WHEREAS, the Trust engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for the Account; and
WHEREAS, beneficial interests in the Trust are divided into two series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of the Account to fund the Contracts;
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Adviser and the Distributor agree as follows:
ARTICLE I — SALE OF TRUST SHARES
1.1	The Trust agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. In accordance with Rule 22c-1 of the Investment Company Act of 1940, as amended (“1940 Act”) and for purposes of this Section 1.1, the Company will be the designee of the Trust for receipt of such orders from the Account and receipt by such designee will constitute receipt by the Trust; provided that the Trust receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. “Business Day” will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the “Commission”). The Trust may net the

notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2	The Company will pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Trust of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

1.3	The Trust agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Trust for receipt of requests for redemption from the Account and receipt by such designee will constitute receipt by the Trust; provided the Trust receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company’s account as designated by the Company in writing from time to time, on the same Business Day the Trust receives notice of the redemption order from the Company. After consulting with the Company, the Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day. The Trust may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4	The Trust agrees to make shares of the Portfolios available continuously for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Trust calculates its Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Trust (the “Trust Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trust Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5	The Trust agrees that shares of the Trust will be sold only to the Company and the Account. No shares of any Portfolio will be sold directly to the general public.

1.6	The Company agrees to purchase and redeem the shares of the Portfolios offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

1.7	Issuance and transfer of the Trust’s shares will be by book entry only. Stock certificates will not be issued to the Company or to the Account. Purchase and redemption orders for

Trust shares will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

1.8	The Trust will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Portfolio’s shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9	The Trust will make the net asset value per share for each Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time, each business day. If the Trust provides the Company materially incorrect net asset value per share information (as determined under Commission guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Trust.
ARTICLE II — REPRESENTATIONS, WARRANTIES & COVENANTS
2.1	The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933, as amended (the “1933 Act”), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Illinois and that it has legally and validly established the Account as a separate account under the laws of the State of Illinois and that the Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2	The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and further represents that it will make every effort to maintain such treatment and that it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3	The Company will not purchase shares of the Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4	The Company will act a limited agent of the Trust for the limited purpose of processing orders relating to Contract transactions and such order will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day and receipt by the Company shall constitute receipt by the Trust; provided that Trust receives notice of such orders by 11:00 a.m. Eastern Time on the next following Business Day or such later time as computed in accordance with Section 1. The Company will not submit any order for shares or engage in any practice, nor will it allow any person acting on its behalf to submit any orders for shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder.

2.4	The Trust represents and warrants that shares of the Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Portfolios are sold. The Trust will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust will register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

2.5	The Trust will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Trust, to the extent specifically requested in writing by the Company. If the Trust cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Trust makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Account’s investments therein. The Trust and the Adviser agree that they will furnish the information required by state insurance laws upon request by the Company in order to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.6	The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have the trustees of its Trust Board, a majority of whom are not “interested” persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.7	The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8	The Trust represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9	The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.10	The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and serves as principal underwriter/distributor of the Trust and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Illinois and any applicable state and federal securities laws.
ARTICLE III — TRUST COMPLIANCE
3.1	The Trust and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability. The Trust and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Trust, as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2	The Trust represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the

Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.3	The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Trust will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Trust or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Trust, the Trust will take all reasonable steps to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4	The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Trust with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.
ARTICLE IV — PROSPECTUS AND PROXY STATEMENTS/VOTING
4.1	The Trust will provide the Company with as many copies of the current Trust prospectus and any supplements thereto for the Portfolios as the Company may reasonably request for distribution, at the Trust’s expense, to Contract owners at the time of Contract fulfillment and confirmation and to any existing Contract owner who requests such prospectus or whenever state or federal law requires that such prospectus be provided. The Trust will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to Contract owners and will bill the Trust for the reasonable cost of such distribution. If requested by the Company, in lieu thereof, the Trust will provide such documentation, including a final copy of a current prospectus set in type at the Trust’s expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust’s new prospectus printed together, in which case the Trust agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Trust. The Trust will, upon request, provide the Company with a copy of the Trust’s prospectus through electronic means to facilitate the Company’s efforts to provide Trust prospectuses via electronic delivery, in which case the Trust agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Trust.

4.2	The Trust’s prospectus will state that the Statement of Additional Information (the “SAI”) for the Trust is available from the Company. The Trust will provide the

Company, at the Trust’s expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Trust’s expense, to prospective Contract owners and applicants and to any existing Contract owner who requests such SAI or whenever state or federal law requires that such SAI be provided. The Trust will provide the copies of said SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required and will bill the Trust for the reasonable cost of such distribution.

4.3	The Trust, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Trust for the reasonable cost of such distribution.

4.4	If and to the extent required by law, the Company will:
(a)	solicit voting instructions from Contract owners;

(b)	vote the shares of the Portfolios held in the Account in accordance with instructions received from Contract owners; and

(c)	vote shares of the Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Portfolio for which instructions have been received from the Company’s Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Account calculates voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule A.

4.5	The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, to comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) and, if and when applicable, Section 16(b). Further, the Trust will act in accordance with the Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.
ARTICLE V — SALES MATERIAL AND INFORMATION
5.1	The Company will furnish, or will cause to be furnished, to the Trust or the Adviser, each piece of sales literature or other promotional material in which the Trust or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Distributor, on behalf of the Trust, reasonably objects to such use within five (5) Business Days after receipt of such material.

5.2	The Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Trust shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in published reports for the Trust which are in the public domain or approved by the Distributor or the Adviser for distribution, or in sales literature or other material provided by the Distributor, except with permission of the Trust or the Adviser. The Trust and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3	The Distributor or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.4	The Trust, Distributor and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for the Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5	The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, within a reasonable time after the filing of each such document with the Commission, FINRA or other regulatory authority.

5.6	The Company will provide to the Distributor at least one complete copy of all definitive prospectuses, definitive SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of each such document with the Commission or other regulatory authority (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Trust will be provided). In addition, the Company will provide to the Trust at least one complete copy of (i) a registration statement that relates to the Contracts or the

Account, containing representative and relevant disclosure concerning the Trust; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Trust.

5.7	For purposes of this Article V, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act or the 1940 Act.

5.8	The Trust, the Adviser and the Distributor hereby consent to the Company’s use of the names of the Trust, Adviser and/or the Distributor as well as the names of the Portfolios in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. The Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in and to the name and covenants not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Trust, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Trust, the Adviser and the Distributor, subject to the Trust’s, the Adviser’s and/or the Distributor’s approval of such use and in accordance with reasonable requirements of the 1940 Act, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. Adviser or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon Adviser’s or Distributor’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Adviser, the Distributor or the Trust or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through variable insurance contracts issued by the Company; provided however, that Adviser or Distributor may, in either’s individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Trust, Adviser and/or the Distributor.

5.9	The Trust, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Trust, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by investment professionals selling the Contracts is properly marked as not for use with the general public and that such information is only so used.
ARTICLES VI — FEES, COSTS AND EXPENSES
6.1	The Trust will pay no fee or other compensation to the Company under this Agreement.

6.2	All expenses incident to performance by the Trust of this Agreement will be paid by the Trust to the extent permitted by law. All shares of the Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Trust, in accordance with applicable state law, prior to sale. The Trust will bear the expenses for the cost of registration and qualification of the Trust’s shares, including without limitation, the preparation of and filing all applicable forms with the Commission; and payment of all applicable registration or filing fees with respect to shares of the Trust; preparation and filing of the Trust’s prospectus, SAI and registration statement, proxy materials and reports; typesetting the Trust’s prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Trust prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Trust’s shares; any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article IV of this Agreement.

6.3	Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement.
ARTICLE VII — INDEMNIFICATION
7.1	Indemnification by the Company
(a)	The Company agrees to indemnify and hold harmless the Trust, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Trust, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(1)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares; or
(2)	arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)	arise out of untrue statement or alleged untrue statement of a material fact contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company or persons under its control; or

(4)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(5)	arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 7.1(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.
(b)	No party will be entitled to indemnification under Section 7.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c)	The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
7.2	Indemnification by the Adviser & Distributor
(a)	The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(1)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Trust or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(2)	arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Trust registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Trust, or any amendment or supplement to the foregoing, not supplied by the Adviser, the Distributor, or the Trust or persons under the control of the Adviser, the Distributor, or the Trust respectively) or wrongful conduct of the Adviser, the Distributor, or the Trust or persons under the control of the Adviser, the Distributor, or the Trust respectively, with respect to the sale or distribution of the Contracts or Trust shares; or

(3)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, the Distributor, or the Trust, or persons under any of their control; or

(4)	arise as a result of any failure by the Trust, the Distributor, or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(5)	arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Distributor, or the Trust in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor, or the Trust (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 7.5 below); except to the extent provided in Sections 7.2(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.
(b)	No party will be entitled to indemnification under Section 7.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard or its obligations or duties under this Agreement.

(c)	The Indemnified Parties will promptly notify the Adviser, the Trust, and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.
7.3	Indemnification by the Trust
(a)	The Trust agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:
(1)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

(2)	arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement as described more fully in Section 7.5 below); or

(3)	arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 7.3(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Trust otherwise may have.
(b)	No party will be entitled to indemnification under Section 7.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.
(c)	The Indemnified Parties will promptly notify the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.
7.4	Indemnification Procedure

Any person obligated to provide indemnification under this Article VII (“Indemnifying Party” for the purpose of this Section 7.4) will not be liable under the indemnification provisions of this Article VII with respect to any claim made against a party entitled to indemnification under this Article VII (“Indemnified Party” for the purpose of this Section 7.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VII. The indemnification provisions contained in this Article VII will survive any termination of this Agreement.

7.5	Indemnification for Failure to Comply with Diversification Requirements

The Trust and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability. Accordingly, without in any way limiting the effect of Sections 7.2(a) and 7.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Trust, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Trust or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Trust or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or “toll charges” or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust, the Adviser and/or the Distributor under this Agreement.
ARTICLE VIII — APPLICABLE LAW
8.1	This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

8.2	This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant and the terms hereof will be interpreted and construed in accordance therewith.
ARTICLE IX — TERMINATION
9.1	This Agreement will terminate:
(a)	at the option of any party, with or without cause, with respect to either or both of the Portfolios, upon ninety (90) days advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the Commission, unless otherwise agreed in a separate written agreement among the parties; or

(b)	at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c)	at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investments of the Contracts issued or to be issued by Company; or

(d)	at the option of the Trust, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Trust shares, provided that the Trust determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(e)	at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Trust, the Distributor, or the Adviser by FINRA, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Trust’s, the Distributor’s, or the Adviser’s ability to perform its obligations under this Agreement; or

(f)	at the option of the Company, upon written notice to the other parties, if the Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Trust may fail to so qualify; or

(g)	at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Trust fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Trust may fail to meet such requirements; or

(h)	at the option of any party to this Agreement, upon written notice to the other parties, upon another party’s material breach of any provision of this Agreement; or

(i)	at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Trust or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days after receipt by the other parties of written notice of the election to terminate; or

(j)	at the option of the Trust or the Adviser, if the Trust or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or the Adviser, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate; or

(k)	at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio’s shares of the Trust in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days’ prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust’s shares or of the filing of any required regulatory approval(s); or

(1)	at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

9.2	Notice Requirement
(a)	No termination of this Agreement, except a termination under Section 9.1 (m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

(b)	In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.
9.3	Effect of Termination

Notwithstanding any termination of this Agreement, the Trust, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

9.4	Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.
ARTICLE X — NOTICES
Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.
If to the Company:
Federal Life Insurance Company (Mutual)
3750 West Deerfield Road
Riverwoods, Illinois 60015
Attn:
If to the Trust:
Federal Life Trust

3750 West Deerfield Road
Riverwoods, Illinois 60015
Attn:
If to the Adviser:
FLC Investment Management Company, LLC
3750 West Deerfield Road
Riverwoods, Illinois 60015
Attn:
If to the Distributor:
FED Mutual Financial Services, Inc.
3750 West Deerfield Road
Riverwoods, Illinois 60015
Attn:
ARTICLE XI — MISCELLANEOUS
11.1	All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

11.2	Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and the Bank Secrecy Act (collectively, the “AML Acts”) or it shall perform under this Agreement and sell the Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering (“AML”) rules of self regulatory organizations, such as FINRA Rule 3011, in all relevant respects. Company agrees to cooperate with Distributor to satisfy Distributor’s due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure Company’s compliance with the AML regulations.

11.3	In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in Commission Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

11.4	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.5	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

11.6	If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

11.7	This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

11.8	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

11.9	The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

11.10	Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.11	Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

11.12	The parties to this Agreement may amend the schedules to this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Account or the Portfolios of the Trust or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

FEDERAL LIFE INSURANCE COMPANY (MUTUAL)
By:
Name:
Title:
FEDERAL LIFE TRUST
By:
Name:
Title:
FLC INVESTMENT MANAGEMENT COMPANY, LLC
By:
Name:
Title:

FED MUTUAL FINANCIAL SERVICES, INC.

By:
Name:
Title:

PARTICIPATION AGREEMENT
SCHEDULE A
PROXY VOTING PROCEDURES
The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Trust. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party, if any, assigned by the Company to perform the steps delineated below.
1.	The proxy proposals are given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

2.	Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust , as soon as possible, but no later than two weeks after the Record Date.

3.	The Trust’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting, instruction solicitation material. The Trust will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4.	The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Trust. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
•	name (legal name as found on account registration)

•	address

•	Trust or account number

•	coding to state number of units

•	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5.	During this time, the Trust will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:
•	Voting Instruction Card(s)

•	one proxy notice and statement (one document)

•	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

•	“urge buckslip” — optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)

•	cover letter — optional, supplied by Company and reviewed and approved in advance by the Trust
6.	The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7.	Package mailed by the Company.
• The Trust must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.
8.	Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by the Trust in the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, if the account registration is under “John A. Smith, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10.	If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been “kicked out” (e.g. mutilated, illegible)

of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.	There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.	The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of shares.) The Trust must review and approve tabulation format.

13.	Final tabulation in shares is verbally given by the Company to the Trust on the morning of the meeting not later than 10:00 a.m. Eastern time. The Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14.	A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

15.	The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

16.	All approvals and “signing-off’ may be done orally, but must always be followed up in writing.